UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101

(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2025, Transuite.Org Inc. (the “Company” or “TRSO”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”), with Goldfinch Group Co., Limited (“Goldfinch HK”), pursuant to which the Company acquired a fifty-one percent (51%) equity interest in Goldfinch HK.

Ownership Structure:

TRSO owns 100% of Goldfinch Group Holdings Ltd., a British Virgin Islands company (“Goldfinch BVI”), and Crestar Holdings Limited (“Crestar”) is a wholly owned subsidiary of Goldfinch BVI. Under the Agreement, Crestar acquired a 51% equity interest in Goldfinch Group Co., Limited (“Goldfinch HK”), with the remaining 49% equity interest retained by Xiaohuan Song, the founder and Chief Executive Officer of Goldfinch-Chong (Fuzhou) Technology Co., Ltd. (“Goldfinch-Chong”), the operating subsidiary of Goldfinch HK.

Business Description：

Goldfinch HK owns 100% equity interest in Goldfinch-Chong, an intelligent electric bicycle (“E-Bike”) charging and management solutions provider headquartered in Fuzhou, China. Goldfinch-Chong operates a platform serving more than 1.6 million active loyal users with approximately 100,000 E-Bike charging terminals. The company’s platform includes integrated management systems covering customer relationship management, agent network management, intelligent billing and revenue sharing, and various Internet of Things (“IoT”) applications, including smoke detection, access control, and automotive charging management. Goldfinch-Chong is going to launch an innovative E-Bike charging asset revenue rights on-chain (RWA) initiative, leveraging Web3 technologies to enhance the financial value of charging infrastructure assets.

Transaction Terms:

Under the Agreement, the Company will issue Five Million (5,000,000) shares of restricted common stock as consideration.

The Board of Directors of TRSO authorized the issuance of the shares and approved the terms of the Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Share Exchange Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company completed the acquisition of the 51% equity interest in Goldfinch Group Co., Limited on December 31, 2025, simultaneously with the execution of the Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Share Exchange Agreement, the Company will issue Five Million (5,000,000) shares of restricted common stock as consideration for the acquisition described in Items 1.01 and 2.01 above. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(1) of the Securities Act of 1933, as amended, and are subject to applicable transfer restrictions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement, dated December 31, 2025
99.1	Press Release dated January 5, 2026

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUITE.ORG INC.

Date: January 7, 2026	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer

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